UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2016 (October 17, 2016)

TRONOX LIMITED
(Exact name of registrant as specified in its charter)

Western Australia, Australia	001-35573	98-1026700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Tresser Boulevard, Suite 1100	Lot 22 Mason Road
Stamford, Connecticut 06901	Kwinana Beach, WA 6167 Australia

(Address of principal executive offices, including zip code)

(203) 705-3800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2016, Tronox Limited (“Tronox” or the “Company”) issued a press release announcing the appointment of Timothy C. Carlson (“Mr. Carlson”) as Senior Vice President and Chief Financial Officer of Tronox, effective as of October 31, 2016 (the “Effective Date”).  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On October 17, 2016, Tronox LLC, a wholly-owned subsidiary of the Company, entered into an employment agreement with Mr. Carlson (the “Employment Agreement”). The Employment Agreement is effective as of the Effective Date and provides for Mr. Carlson to serve as the Chief Financial Officer of the Company (and any successor) and contemplates an initial three year term of employment, unless terminated by either party upon at least 30 days advance notice. In addition, the Employment Agreement provides for an annual base salary of no less than $520,000, the entitlement to customary employee benefits, and an annual cash target bonus opportunity of up to 70% of base salary.

In the event Mr. Carlson’s employment is terminated without “cause” or he terminates employment for Good Reason, subject to the execution of a release of claims, he will receive pursuant to the terms of the Employment Agreement: (i) his base salary through the date of termination plus a pro rata bonus for the year of termination; and (ii) an amount equal to one times the sum of his base salary and annual target bonus, payable in equal installments over the course of twelve months in accordance with the Company’s normal payroll practices.

In addition, the Employment Agreement provides for (i) general restrictions on the disclosure of confidential information, (ii) an inventions assignment covenant, (iii) an agreement that during his employment and for a period of 12 months thereafter he will not compete with the Company’s core business, or solicit the Company’s employees, and (iv) a mutual agreement between Mr. Carlson and the Company that during his employment and for a period of two years thereafter he will not disparage the Company or its directors and executive officers, and the Company, as well as its executive officers and members of the board of directors, will not disparage Mr. Carlson.

Mr. Carlson, age 51, has served as Chief Financial Officer of Precision Valve Corporation since July 2015. Prior to this position, Mr. Carlson served as the Executive Vice President, Chief Financial Officer and Treasurer of ATMI, Inc. from September 2007 to May 2014. Mr. Carlson holds a Bachelor of Science degree in economics from the University of Pennsylvania, Wharton School of Business, and is a Certified Public Accountant.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Employment Agreement entered into as of October 17, 2016 by and between Tronox LLC and Timothy C. Carlson

99.1	Press Release dated October 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX LIMITED

	By:	/s/	Richard L. Muglia
Date: October 17, 2016	Name:		Richard L. Muglia
	Title:		Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement entered into as of October 17, 2016 by and between Tronox LLC and Timothy C. Carlson

99.1	Press Release dated October 17, 2016